UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 5, 2024, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, including Steven L. Craig, an existing director of the Company (the “Investors”), pursuant to which, among other things, the Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the Investors, an aggregate of 1,250,000 of shares of the Company’s common stock at a price per share equal to $1.75 (the “Transaction”). The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and the Investors, on the other hand, and customary conditions to closing. The Transaction closed on August 6, 2024, following the satisfaction of the customary conditions to closing.

In connection with the Purchase Agreement, on August 5, 2024, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Investors are entitled to certain resale registration rights with respect to shares of the Company’s common stock issued to the Investors. Pursuant to the Registration Rights Agreement, the Company will be required to prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days following the closing of the Transaction. The Company shall use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 days following the closing of the Transaction (or within 120 days following the Transaction if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the Investors and its directors, officers, shareholders, members, partners, employees, investment advisers and agents (a) under the registration statement, including from certain liabilities and fees and expenses (excluding underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any selling holder) and (b) under the Purchase Agreement, including with respect to breaches of the Company’s representations, warranties, and covenants under the Purchase Agreement.

The preceding summaries of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The securities issued and sold to the Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act. The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On August 6, 2024, the Company issued a press release announcing the execution of the Purchase Agreement and a press release announcing the closing of the Transaction. The press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of August 5, 2024, by and among Rocky Mountain Chocolate Factory, Inc. and certain purchasers thereto
10.2	Registration Rights Agreement dated as of August 5, 2024, by and among Rocky Mountain Chocolate Factory, Inc. and certain purchasers thereto
99.1	Press release, dated August 6, 2024
99.2	Press release, dated August 6, 2024
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: August 6, 2024	By:	/s/ Jeffrey R. Geygan
	Name:	Jeffrey R. Geygan
	Title:	Interim Chief Executive Officer